                              SUBSIDIARIES OF REGISTRANT

     The following entities are subsidiaries of the Registrant, First Merchants Corporation, as of the date hereof:




     Name of Registrant's Subsidiary                   State of Incorporation or Organization
     -------------------------------                   ---------------------------------------
     First Merchants Bank, National Association        Under the laws of the United States
       (also doing business as First Merchants
       Bank of  Hamilton County)
     200 East Jackson Street
     Muncie, Indiana  47305

     First United Bank                                 Indiana
     709 Mill Street
     Middletown, Indiana  47356

     Pendleton Banking Company                         Indiana
     100 West State Street, Box 210
     Pendleton, Indiana  46064

     First Merchants Insurance Services, Inc.          Indiana
     200 East Jackson Street
     Muncie, Indiana  47305
       (a wholly-owned subsidiary of Pendleton
       Banking Company)

     The Randolph County Bank                          Indiana
     122 West Washington Street
     Winchester, Indiana  47394

     The Union County National Bank                    Under the laws of the United States
       of Liberty
     107 West Union, Box 217
     Liberty, Indiana  47353




                                       Ex. 21-1